Exhibit 99(a)


        Culp Announces Results for Second Quarter Fiscal 2008


    HIGH POINT, N.C.--(BUSINESS WIRE)--Nov. 28, 2007--Culp, Inc.
(NYSE: CFI) today reported financial and operating results for the second quarter and six months ended October 28, 2007.

    Overview

    For the three months ended October 28, 2007, net sales were $64.3 million, up 9.0 percent compared with $59.0 million a year ago. The company reported net income of $1.6 million, or $0.12 per diluted share, for the second quarter of fiscal 2008, compared with net income of $812,000, or $0.07 per diluted share, for the second quarter of fiscal 2007. The financial results for the second quarter of fiscal 2008 included $503,000, or $0.04 per diluted share, in restructuring and related charges, after taxes. Excluding these charges, net income for the second fiscal quarter was $2.1 million, or $0.16 per diluted share. The second quarter fiscal 2008 results reflect a significantly lower tax rate due primarily to the effect of the strengthening of the Canadian currency during the quarter on estimated Canadian taxable income. The financial results for the second quarter of fiscal 2007 included $232,000, or $0.02 per diluted share, in restructuring and related charges, after taxes. Excluding these charges, net income for the second quarter of fiscal 2007 was $1,044,000, or $0.09 per diluted share. (A reconciliation of net income and net income per share has been set forth on Page 6.)

    For the six months ended October 28, 2007, the company reported net sales of $129.6 million compared with $121.6 million for the same period a year ago, an increase of 7.0 percent. Net income for the first six months of fiscal 2008 was $2.4 million, or $0.19 per diluted share, compared with $946,000, or $0.08 per diluted share, for the same period last year. Excluding restructuring and related charges, net income for the first six months of fiscal 2008 was $3.5 million, or $0.28 per diluted share. Excluding restructuring and related charges, net income for the first six months of fiscal 2007 was $2.2 million, or $0.19 per diluted share.

    Frank Saxon, chief executive officer of Culp, Inc., said, "We delivered a solid performance in the second quarter of fiscal 2008 during what has continued to be a challenging retail environment for the furniture industry. Our year over year sales gains and profitability improvement reflect continued growth in our mattress fabrics segment. While our upholstery fabrics sales have been affected by very difficult industry conditions, our China platform and lower operating cost structure have positioned us to operate more efficiently during the downturn, remain profitable on lower volumes and benefit from any upturn in demand. Additionally, we were pleased with the significant improvement in cash flow from operations during the first half of this year."

    Mattress Fabrics Segment

    Mattress fabric (known as mattress ticking) sales for the second quarter were $36.0 million, a 53 percent increase compared with $23.5 million for the second quarter of fiscal 2007. This trend reflects the incremental sales related to the company's acquisition of ITG's mattress fabrics product line in January 2007 and some organic growth. Mattress fabric sales represented 56 percent of total company sales for the quarter. On a unit volume basis, total yards sold increased by 48 percent compared with the second quarter of fiscal 2007. The average selling price of $2.39 per yard for the second quarter of fiscal 2008 was four percent higher than the same period a year ago, reflecting a shift in product mix toward more knitted fabrics. Operating income for this segment was $3.9 million, or 10.8 percent of sales, compared with $2.5 million, or 10.5 percent of sales, for the prior-year period.

    "Culp's mattress fabrics business continued to build momentum with sales up more than 53 percent over the same period a year ago," said Saxon. "The mattress industry has consistently outperformed other home furnishings categories, even with the recent downturn in the housing market. The strong demand for mattresses has been primarily driven by a steady replacement business. Culp has continued to enjoy excellent customer relationships and we have benefited from a favorable customer retention rate following the ITG acquisition. With the integration of the ITG business completed, we are now fully realizing the benefits of the additional sales and more efficient production. Knitted ticking, which has a higher average selling price, continues to be a high growth product category for Culp. The results for the quarter were affected by modestly higher raw materials costs and increased Canadian operating costs due to the strengthening of the Canadian currency as compared with the same period last year. For fiscal 2008, we are focused on maintaining our high level of execution and service for our customers, effectively managing an increased amount of working capital and pursuing opportunities to build upon our leadership position in the mattress fabrics industry."

    Upholstery Fabrics Segment

    Sales for this segment, which include both fabric and cut and sewn kits, were $28.3 million, a 20 percent decline compared with $35.5 million in the second quarter of fiscal 2007. Total fabric yards sold declined by 25 percent, while average selling prices were approximately three percent higher than the second quarter of fiscal 2007. Sales of cut and sewn kits were up significantly over the same period last year. Upholstery fabrics sales reflect very weak demand industry wide, as well as continued soft demand for U.S. produced upholstery fabrics driven by consumer preference for leather and suede furniture and other imported furniture and fabrics. Sales of non-U.S. produced fabrics were $16.9 million in the second quarter, down 18 percent over the prior year period, while sales of U.S. produced fabrics were $11.4 million, down 24 percent from the second quarter of fiscal 2007. Operating income for the upholstery fabrics segment for the second quarter of fiscal 2008 was $201,000 compared with $393,000 for the same period a year ago.

    Saxon remarked, "The results for the upholstery fabrics segment mirror the challenging operating environment across the retail furniture industry. The uncertain economy, depressed housing market and high energy prices are all adversely affecting consumer spending for furniture. Likewise, overall demand for upholstery fabrics has continued to decline. While our non-U.S. operations now account for 60 percent of all upholstery fabric sales, those sales have also been affected by the weak demand.

    "We were pleased to report another profitable quarter in upholstery fabrics in this very difficult operating environment, primarily driven by our non - US operations. We have improved our cost structure with substantially lower U.S. manufacturing costs and lower selling, general and administrative (SG&A) expenses for the second quarter of fiscal 2008. SG&A expenses were down $1.0 million, or 26 percent, from the same period a year ago. We continue to take steps to lower our costs and keep them in line with demand in this business. We have also reduced our inventory levels in the upholstery fabrics segment by almost $10 million, or 32 percent, since the second quarter of fiscal 2007.

    "We continue to be excited about our progress in China and the business model we have developed over the last several years," Saxon added. "With the excellent product values we are now offering from our China platform, we are aggressively pursuing top line growth, especially given the challenging near term industry outlook. In addition, our focus for fiscal 2008 is on improving gross profit in our U.S. operations, developing differentiated products and improving our supply chain performance.

    Balance Sheet

    "Strengthening our financial position is an important area of focus in fiscal 2008," added Saxon. "At the end of the second fiscal quarter, our balance sheet reflected $16.8 million in cash and cash equivalents, representing substantial improvement in cash flow from operations, which was approximately $10 million for the year to date period. This performance is due to increased profitability and significant improvement in working capital management. Total debt was $39 million at the end of the second quarter compared with $47 million a year earlier. Our debt to capital ratio has improved significantly and was 32 percent at the end of the second quarter, compared with 37 percent a year earlier.

    "After the end of the second quarter, we prepaid an additional $4.3 million on our term notes principal payment that is due in March 2008. Originally, this principal payment was $19.8 million. The company has now prepaid a total of $11.5 million over the last eight months, leaving only $8.3 million of this principal payment due in March 2008. Currently, the company has sufficient funds available to make this remaining principal payment in March 2008," added Saxon.

    Outlook

    Commenting on the outlook for the third quarter of fiscal 2008, Saxon remarked, "We believe our mattress fabrics segment will continue to perform well; however, we do not expect to see any near-term relief from the challenges facing the upholstery fabrics segment. Overall, we expect our third quarter sales to be slightly higher than the third quarter of last year.

    "We expect sales in our mattress fabrics segment to be up approximately 30 to 35 percent for the third quarter. The third quarter of fiscal 2007 included $1.0 million in incremental sales related to the company's acquisition of ITG's mattress fabrics product line, completed on January 22, 2007. Operating income in this segment is also expected to improve substantially compared with the prior year period due to higher sales and the completion of the ITG integration.

    "In our upholstery fabrics segment, we expect sales to be down approximately 15 to 20 percent for the third quarter, due mostly to lower sales of U.S. produced fabrics. We believe the upholstery fabric segment's operating results will reflect approximately breakeven results due primarily to lower sales and weak gross profits in our U.S. operations. However, we still expect continued solid gross profit margins in our non-U.S. produced business and substantially lower selling, general and administrative expenses as compared to the third quarter of the prior year. We are estimating approximately $500,000 of restructuring and related charges during the third fiscal quarter due primarily to employee termination benefits and operating costs of closed U.S. facilities. At this point, we estimate that we will incur an additional $200,000 of restructuring and related charges during the fourth fiscal quarter for previously announced restructuring initiatives.

    "Considering these factors, we expect the company to report net income in the third quarter in the range of $0.07 to $0.11 per diluted share, excluding restructuring and related charges for previously announced restructuring initiatives. This is management's best estimate at present, recognizing that future financial results are difficult to predict because the upholstery fabrics industry is undergoing a dramatic transition, some internal changes are still underway within the company and foreign currency fluctuations may continue. The actual results will depend primarily upon the level of demand throughout the quarter," said Saxon.

    The company estimates that restructuring and related charges of approximately $500,000 ($415,000 net of taxes, or $0.03 per diluted share) will be incurred during the third fiscal quarter. Including the restructuring and related charges, the company expects to report net income for the third fiscal quarter in the range of $0.04 to $0.08 per diluted share. (A reconciliation of the projected net income per share calculation has been set forth on Page 6.)

    In closing, Saxon remarked, "We are making sound progress so far in fiscal 2008 as we execute our strategy and build upon the leadership positions we enjoy in both of our operating segments. Our mattress fabrics business will continue to be the key driver of our growth in fiscal 2008. We have significantly enhanced our competitive position in mattress fabrics with the successful integration of the ITG purchase and are excited about the incremental value and synergies this acquisition is bringing to Culp. Our upholstery fabrics business is being affected by the extremely challenging conditions in the furniture industry; however, we believe we are well positioned to both withstand the current downturn and report better results as conditions improve. Our China platform provides a sustainable business model for Culp to compete effectively in upholstery fabrics and grow this business again. Overall, we are pleased with our progress and remain focused on achieving profitable growth over the long term."

    About the Company

    Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

    This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced or marketed by the company could erode demand for the company's products. The company's level of success in integrating its recent acquisition and in capturing and retaining sales to customers related to the acquisition will affect the company's ability to meet its sales and profit goals. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission, including the "Risk Factors" section in the company's most recent annual report on Form 10-K.




                              CULP, INC.
                    Condensed Financial Highlights
                             (Unaudited)

                       Three Months Ended        Six Months Ended
                     -------------------------------------------------
                     October 28, October 29, October 28,  October 29,
                        2007        2006         2007         2006
                     ----------- ----------- ------------ ------------

Net sales            $64,336,000 $59,040,000 $129,566,000 $121,625,000
Income before income
 taxes               $ 1,459,000 $   757,000 $  2,770,000 $    888,000
Net income           $ 1,554,000 $   812,000 $  2,405,000 $    946,000
Net income per
 share:
    Basic            $      0.12 $      0.07 $       0.19 $       0.08
    Diluted          $      0.12 $      0.07 $       0.19 $       0.08
Income before income
 taxes, excluding
 restructuring and
 related charges(1)  $ 1,991,000 $ 1,121,000 $  4,276,000 $  2,421,000
Net income per
 share, diluted,
 excluding
 restructuring and
 related charges(1)  $      0.16 $      0.09 $       0.28 $       0.19
Average shares
 outstanding:
    Basic             12,635,000  11,686,000   12,609,000   11,679,000
    Diluted           12,809,000  11,689,000   12,776,000   11,682,000


    (1)Excludes restructuring and related charges of $532,000
($503,000 or $0.04 per diluted share, after taxes) for the second quarter of fiscal 2008. Excludes restructuring and related charges of $1.5 million ($1.1 million, or $0.09 per diluted share, after taxes) for the first six months of fiscal 2008.

    Excludes restructuring and related charges of $364,000 ($232,000 or $0.02 per diluted share, after taxes) for the second quarter of fiscal 2007. Excludes restructuring and related charges of $1.5 million ($1.2 million, or $0.10 per diluted share, after taxes) for the first six months of fiscal 2007.




                              CULP, INC.
Reconciliation of Income before Income Taxes as Reported to Pro Forma
                      Income before Income Taxes
                             (Unaudited)

                         Three Months Ended       Six Months Ended
                       ----------------------- -----------------------
                       October 28, October 29, October 28, October 29,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Income before income
 taxes, as reported    $ 1,459,000 $   757,000 $ 2,770,000 $   888,000
Restructuring and
 related charges       $   532,000 $   364,000 $ 1,506,000 $ 1,533,000
                       ----------- ----------- ----------- -----------

Pro forma income
 before income taxes   $ 1,991,000 $ 1,121,000 $ 4,276,000 $ 2,421,000
                       =========== =========== =========== ===========


   Reconciliation of Net Income as Reported to Pro Forma Net Income
                             (Unaudited)

                         Three Months Ended       Six Months Ended
                       ----------------------- -----------------------
                       October 28, October 29, October 28, October 29,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Net income as reported $ 1,554,000 $   812,000 $ 2,405,000 $   946,000
Restructuring and
 related charges, net
 of income taxes       $   503,000 $   232,000 $ 1,126,000 $ 1,218,000
                       ----------- ----------- ----------- -----------

Pro forma net income   $ 2,057,000 $ 1,044,000 $ 3,531,000 $ 2,164,000
                       =========== =========== =========== ===========


        Reconciliation of Net Income Per Share as Reported to
                    Pro Forma Net Income Per Share
                             (Unaudited)

                        Three Months Ended(1)    Six Months Ended(1)
                       ----------------------- -----------------------
                       October 28, October 29, October 28, October 29,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Net income, per
 diluted share, as
 reported              $      0.12 $      0.07 $      0.19 $      0.08
Restructuring and
 related charges, net
 of income taxes       $      0.04 $      0.02 $      0.09 $      0.10
                       ----------- ----------- ----------- -----------
Net income per diluted
 share, adjusted       $      0.16 $      0.09 $      0.28 $      0.19
                       =========== =========== =========== ===========

(1)Per share numbers have been rounded


      Reconciliation of Projected Range of Net Income Per Share
         to Projected Range of Pro Forma Net Income Per Share
                             (Unaudited)

                                                 Three Months Ending
                                                  January 27, 2008
                                               -----------------------

Projected range of net income per diluted
 share                                                   $0.04 - $0.08
Projected restructuring and related charges,
 net of income taxes                                              0.03
                                               -----------------------
Projected range of pro forma net income per
 diluted share                                           $0.07 - $0.11
                                               =======================



    CONTACT: Culp, Inc.
             Investor & Media Contact:
             Kenneth R. Bowling, 336-881-5630
             Chief Financial Officer